Exhibit 10.1
July 10, 2006
The Board of Directors
Gentlemen:
I hereby resign as Chief Technical Officer of Applied Innovation Inc. (Applied), and any other offices I may hold with Applied or any of its subsidiaries effective this date.
I understand that this resignation will be treated as a termination without cause by Applied and that I shall be entitled to the severance benefit provided under Section 9(d) of my Employment Agreement dated May 20, 2002.

Sincerely,
/s/ John F. Petro

John F. Petro

Accepted and agreed to as of
July 10, 2006
Applied Innovation Inc.
/s/ William H. Largent

By:	William H. Largent
President and Chief Executive Officer